Exhibit 99.1

FOR IMMEDIATE RELEASE

Limitless X Appoints Seasoned Consumer Products and Manufacturing Executive Daniel Sanders as President

Los Angeles, CA – January 5, 2026 – Limitless X Holdings Inc. (OTCQX: LIMX), a diversified global consumer products, wellness, entertainment, and lifestyle company founded by entrepreneur Jas Mathur, today announced that its Board of Directors has appointed Daniel Sanders as President, effective immediately.

Mr. Sanders brings over 20 years of senior executive experience across consumer nutraceuticals, wellness, product development, large-scale GMP manufacturing, and national retail distribution. Throughout his career, he has been part of executive and operational teams responsible for developing, manufacturing, and scaling products distributed through major U.S. retailers, including Walmart, Sam’s Club, Whole Foods, Target, Kroger, Sprouts, GNC, and Costco, as well as private-label manufacturing for the Whole Foods 365 brand.

In his role as President, Mr. Sanders will oversee manufacturing strategy, supply chain execution, product scalability, and distribution with a primary focus on positioning Limitless X’s growing portfolio of consumer brands for national and international brick-and-mortar retail expansion. His appointment is expected to strengthen the Company’s ability to secure major retail placements, improve operational efficiency, and drive long-term shareholder value.

Commenting on the appointment, Jas Mathur, Chairman and CEO of Limitless X Holdings Inc., stated, “As we continue scaling the Limitless X business, expanding our consumer brands and strengthening our foundation for national retail distribution are top priorities. Daniel’s background in large-scale manufacturing, product development, and big-box retail execution is exactly what we need at this stage of growth. His experience directly supports our mission of accelerating revenue across multiple verticals to build durable enterprise value for shareholders.”

Mathur continued, “Daniel’s leadership will also play a key role in maximizing the value of our strategic partnerships and brand ambassadors, including global icons such as Manny Pacquiao Promotions, Manny Pacquiao, DJ Pauly D, Floyd Mayweather Jr., and many others, by ensuring our products are retail-ready, scalable, and positioned to meet the standards of the world’s largest retailers.”

Commenting on his appointment, Mr. Sanders added, “Limitless X is well positioned at the intersection of consumer products, brand power, and global distribution. The Company’s portfolio, combined with its celebrity partnerships and public-company platform, create a powerful opportunity to build meaningful scale. I’m excited to help drive disciplined execution, retail expansion, and long-term value creation for shareholders.

“As both an executive and shareholder, I’m confident that strengthening manufacturing, optimizing supply chains, and executing a focused retail strategy, will unlock significant growth opportunities in 2026 and beyond.”

Growth & Outlook

The appointment of Mr. Sanders is expected to have a materially positive impact on Limitless X’s growth trajectory and financial performance. By strengthening manufacturing efficiencies, accelerating retail distribution, and engaging major national and international retail partners, the Company anticipates robust increases in revenue, improved gross margins, and enhanced operating leverage across its consumer product portfolio.

Management is confident Sanders’ appointment positions Limitless X to significantly expand distribution, scale faster with disciplined cost controls, and drive sustained bottom-line growth – all of which is expected to maximize the monetization potential of Limitless X brands, strategic partners, and global brand ambassadors. These initiatives are anticipated to create long-term value for shareholders as the Company executes its expansion strategy in 2026 and beyond.

Daniel Sanders – Executive Biography

Daniel Sanders is an experienced senior executive in consumer nutraceuticals, wellness product development, GMP-compliant manufacturing, and large-scale retail distribution. He has played a key role in teams responsible for bringing products from concept to commercialization across multiple categories, with distribution through Walmart, Sam’s Club, Whole Foods, Target, Kroger, Sprouts, GNC, Costco, and private-label programs for the Whole Foods 365 brand.

Over the course of his career, Mr. Sanders has overseen commercial-scale manufacturing operations exceeding 150,000 square feet supporting high-volume production, quality assurance, regulatory compliance, and operational excellence across diverse product lines. His expertise spans formulation, sourcing, production scale-up, quality systems, and retail compliance — critical capabilities for brands seeking national and international retail shelf placement.

Mr. Sanders holds a Bachelor of Science in Molecular Biotechnology and Genetics from the University of Arkansas at Little Rock.

About Limitless X Holdings Inc.

Limitless X Holdings, Inc. (OTCQX: LIMX) is creating a high-growth, value-driven ecosystem built to look good, feel great, and achieve peak performance across health, wellness, entertainment, community, and brand development. Through its wholly owned subsidiary, the company operates a rapidly expanding direct-to-consumer eCommerce platform delivering innovative products and services that drive transformation, leveraging entry into wellness, media, and lifestyle innovation.

For more information, please visit: https://ir.limitlessx.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially. Factors include, but are not limited to, market conditions, retail acceptance, regulatory requirements, operational execution, and competitive dynamics. Additional risk factors are detailed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by law.

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